UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

PLYZER TECHNOLOGIES INC.

(formerly known as ZD Ventures Corporation)

(Exact name of registrant as specified in its charter)

Nevada	99-0381956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

47 Avenue Road, Suite 200 Toronto, ON, Canada	M5R 2G3
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
common stock par value $0.001 per share	OTC Pink

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [X]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-127389 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:  None (Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter), as applicable.

Instruction. If a description of the securities comparable to that required here is contained in any prior filing with the Commission, such description may be incorporated by reference to such other filing in answer to this item. If such description will be included in a form of prospectus or an offering circular subsequently filed by the registrant pursuant to Rule 424(b) under the Securities Act (§230.424(b) of this chapter) or Rule 253(g) of Regulation A (§ 230.253(g) of this chapter), this registration statement shall state that such prospectus or offer- ing circular shall be deemed to be incorporated by reference into the registration statement. If the securities are to be registered on a national securities exchange and the description has not previously been filed with such exchange, copies of the description shall be filed with copies of the application filed with the exchange.

Item 2. Exhibits.

Not applicable

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Plyzer Technologies Inc.

(Registrant)

Date  July 5, 2017

By: /s/ Terence Robinson

Name: Terence Robinson

Title:    CEO

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